                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             Amcore Financial Inc.

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                [AMCORE LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 1, 2001

To the Stockholders of AMCORE Financial, Inc.:

   The Annual Meeting of Stockholders of AMCORE Financial, Inc., a Nevada corporation, will be held at the Coronado Theatre, 314 North Main Street, Rockford, Illinois on May 1, 2001, at 6:00 p.m., Rockford time, for the following purposes:

    1.To elect five directors;

    2.To ratify the appointment of KPMG LLP as independent auditors;

    3.To approve the AMCORE Financial, Inc. 2001 Stock Option Plan for Non-
      Employee Directors, as set forth in Exhibit A of the Proxy Statement appended to this Notice; and

    4.To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on March 5, 2001 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

   Stockholders are cordially invited to attend the Annual Meeting. Whether or not you are able to attend the meeting, we would appreciate if you would complete and deliver your proxy as promptly as convenient. We are pleased to be able to offer you the option of delivering your proxy by telephone or by Internet transmission in addition to the traditional method of completing, signing and mailing a proxy card. The proxy may be revoked at any time before it is voted, provided that written notice thereof has been given to the Secretary of the Company. If you are present at the meeting, you may vote your shares in person and the proxy will not be used.

   For further information concerning individuals nominated as directors, the appointment of KPMG LLP as independent auditors, approval of the 2001 Stock Option Plan for Non-Employee Directors, and the use of the proxy, you are respectfully urged to read the Proxy Statement on the following pages.

                                          By order of the Board of Directors,

                                              James S. Waddell
                                                  Secretary

March 16, 2001
Rockford, Illinois

                            AMCORE FINANCIAL, INC.
                              501 Seventh Street
                           Rockford, Illinois 61104

                                March 16, 2001

                                PROXY STATEMENT

   This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of AMCORE Financial, Inc. (Company), a Nevada corporation, to be held on May 1, 2001 at 6:00 p.m., Rockford time, at the Coronado Theatre, 314 North Main Street, Rockford, Illinois and any adjournment thereof, and further to inform the stockholders concerning the use of the proxy and the business to be transacted at the meeting.

   The enclosed proxy is solicited by the Board of Directors of the Company. The proxy may be revoked at any time before it is voted. Proxies may be revoked by filing written notice of revocation with the Secretary of the Company before the meeting or by attending the meeting and voting in person. The items enumerated herein constitute the only business which the Board of Directors intends to present or is informed that others will present at the meeting. The proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Stockholders are entitled to one vote for each share. Only stockholders of record at the close of business on March 5, 2001 are entitled to notice of and to vote at the meeting.

   Pursuant to the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting. Directors shall be elected by a plurality of the votes cast in the election of directors. Any action to be taken by a vote of the stockholders, other than the election of directors, must be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. Under applicable Nevada law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

   The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may in some cases also be made by telephone or personal call by officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. This proxy statement and the accompanying proxy are first being mailed or delivered to stockholders on or about March 16, 2001.

                         ITEM 1--ELECTION OF DIRECTORS

   In the election of the Board of Directors, stockholders are entitled to one vote for each common share owned by them for each of the five nominees. They may not cumulate their votes. As of February 1, 2001, the Company had outstanding 26,078,043 shares of common stock. Proxy votes not limited to the contrary will be cast for the election of the nominees named below, but should any of such individuals unexpectedly become unavailable for election, the proxies reserve the right to nominate and vote for such other person or persons as they shall designate.

   The following sets forth the names, ages, principal occupations and other information regarding the director nominees and those directors whose terms continue after the meeting.

   There are five Class III directors to be elected at the 2001 Annual Meeting. Nominees for Class III directors whose terms will expire in 2004 are:
Paula A. Bauer, Karen L. Branding, Paul Donovan, Jack D. Ward, and Gary L.
Watson.

Class III Directors

   Paula A. Bauer--Director since 1999

   Ms. Bauer, age 46, has been Vice President of Supply Chain Management at RAYOVAC Corporation since June 1997. She was previously Director of Supply Chain at RAYOVAC Corporation.

   Karen L. Branding--Director since 2000

   Ms. Branding, age 40, is Chairman, President and Chief Executive Officer of Busch Creative Services (an Anheuser-Busch Company). She was a director of AMCORE Vintage Mutual Funds from February 1998 until March 2000.

   Paul Donovan--Director since 1998

   Mr. Donovan, age 53, has been Senior Vice President and Chief Financial Officer of Wisconsin Energy Corporation since August 1999. He was previously Executive Vice President and Chief Financial Officer of Sundstrand Corporation (manufacturer of industrial and aerospace products). He is a Director of Woodward Governor Company (manufacturer of controls for various types of engines) and was previously a Director of AMCORE Bank N.A., Rockford until August 1998.

   Jack D. Ward--Director since 1995

   Mr. Ward, age 48, is an Attorney at Law and Partner with the law firm of Reno, Zahm, Folgate, Lindberg & Powell.

   Gary L. Watson--Director since 1987

   Mr. Watson, age 55, is President of Newspaper Division, Gannett Co., Inc.

   Those directors whose terms do not expire this year are:

Class I (terms expire 2002)

   Lawrence E. Gloyd--Director since 1987

   Mr. Gloyd, age 68, retired in March 2000 as Chairman and Chief Executive Officer of CLARCOR, Inc. (diversified manufacturer) and was named Chairman Emeritus. He is a Director of CLARCOR, Inc., a Director of Thomas Industries, Inc. (manufacturer of lighting, fixtures, pumps and compressors) and a Director of Woodward Governor Company (manufacturer of controls for various types of engines).

   John A. Halbrook--Director since 1997

   Mr. Halbrook, age 55, is Chairman and CEO of Woodward Governor Company (manufacturer of controls for various types of engines) and is a director of Woodward Governor Company. Mr. Halbrook served as a Director of AMCORE Investment Group, N.A. until November 1997.

   Frederick D. Hay--Director since 1997

   Mr. Hay, age 56, has been Senior Vice President--Operations of Snap-on Incorporated (manufacturer of tools) since September 1998. He was previously Senior Vice President--Transportation of Snap-On Incorporated.

   Robert J. Meuleman--Director since 1995

   Mr. Meuleman, age 61, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since May 2000. He was previously President and Chief Executive Officer of the Company. He is a director of AMCORE Bank, N.A.

Class II (terms expire 2003)

   Milton R. Brown--Director since 1989

   Mr. Brown, age 69, is Chairman and Chief Executive Officer of Suntec Industries Incorporated (manufacturer of fuel unit components), is a Director of Suntec Industries Incorporated, and a Director of Suntec Industries France. He is a Director of CLARCOR, Inc. (diversified manufacturer).

   Richard C. Dell--Director since 1994

   Mr. Dell, age 55, was Group President of Newell Rubbermaid Corporation (diversified manufacturer) until February 2001.

   Kenneth E. Edge--Director since 2000

   Mr. Edge, age 55, has been President and Chief Operating Officer of the Company since May 2000. He was Executive Vice President and Chief Operating Officer of the Company from April 1997 to May 2000 and previous to that was Group Vice President, Banking Subsidiaries of the Company. He has been Chairman of the Board and Chief Executive Officer of AMCORE Bank, N.A. since October 1999.

   William R. McManaman--Director since 1997

   Mr. McManaman, age 53, was Vice President--Finance and Chief Financial Officer of Dean Foods Company until April 2000.

Information Concerning the Board of Directors and Its Committees

   The Company has an Executive Committee whose members are Messrs. Brown, Edge, Gloyd, Halbrook, McManaman and Meuleman. The Executive Committee exercises those powers of the Board of Directors in the management of the Company, which have been delegated to it by the Board of Directors. The Executive Committee did not meet in 2000.

   The Company has an Audit Committee whose members are Messrs. Brown, Halbrook, McManaman, Ward and Watson. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. The Audit Committee met three times during 2000. A report of the Audit Committee is set forth on page 12 of this Proxy Statement.

   The Company has an Investment Committee whose members are Ms. Bauer, Messrs. Donovan, Edge, Halbrook, McManaman and Meuleman. Messrs. John R. Hecht, Executive Vice President and Chief Financial Officer of the Company, and James F. Warsaw, President and Chief Operating Officer of AMCORE Bank, N.A., serve as ex-officio members of the committee. The Investment Committee establishes the investment policies of the Company and its subsidiaries. During 2000, the Investment Committee met four times.

   The Company has a Compensation Committee whose members are Ms. Branding, Messrs. Dell, Donovan, Gloyd and Hay. Messrs. Edge and Meuleman serve as ex-officio members of this committee. The Compensation Committee advises the Company concerning its employee compensation and benefit policies and administers the employee stock, retirement and deferred compensation plans. The Compensation Committee also administers the Restricted Stock Plan for Non-Employee Directors of the Company and its Participating Subsidiaries and the 1994 Stock Option Plan for Non-Employee Directors. During 2000, the Compensation Committee met four times. A report of the Compensation Committee is set forth on page 9 of this Proxy Statement.

   The Company has a Directors Affairs Committee whose members are Ms. Bauer, Messrs. Brown, Dell, Hay and Ward. Mr. Meuleman serves as an ex-officio member of this committee. The primary duties of the Directors

Affairs Committee are to provide nominations to the Board of Directors, make recommendations regarding directors' remuneration, recommend policies for the retirement of directors and fulfill other responsibilities as may be delegated to it by the Board of Directors. The Directors Affairs Committee met one time during 2000.

   As of December 31, 2000, the Company had no other committees of the Board of Directors.

   The Board of Directors met nine times during 2000. All directors, except Mr. Dell, attended at least 75% of the Board meetings and meetings held by all committees of the Board on which they served during the period they were directors in 2000.

   Directors of the Company, other than Messrs. Edge and Meuleman, earned an annual retainer of $10,000 of the Company's common stock, pursuant to the Non-Employee Director's Stock Plan, for services rendered to the Company as a member of its Board of Directors. All non-employee directors earned a fee of $1,000 for each Board and committee meeting attended during 2000. All non-employee committee chairmen earned an annual fee of $1,500. All non-employee directors were granted 750 common stock options on May 9, 2000 at $19.28 pursuant to the 1994 Stock Option Plan for Non-Employee Directors. In addition, on July 14, 2000 each director received 250 shares of common stock at a fair market value of $18.00 per share.

   Messrs. David A. Carlson, Thomas L. Clinton, and C. Roger Greene, as Director Emeriti, receive a lifetime retainer of $7,000 per year. Mr. Robert
A. Doyle, Dr. Robert A. Henry and Mr. Ted Ross, as Director Emeriti, receive a lifetime retainer of $10,000 per year. Non-employee directors who joined the Board prior to 1997 and have 10 years service at the time of retirement are eligible to receive a lifetime retainer. Those non-employee directors not eligible for lifetime retainer were issued 650 shares of restricted common stock which vest over five years and restrictions are released at the end of nine years.

Security Ownership of Directors and Officers

   The following tabulation sets forth the number of shares of common stock of the Company beneficially owned by each of the directors and nominees for election to the Board of Directors, by each named executive officer, and by all directors and officers as a group as of February 1, 2001 and the percentage that these shares bear to the total common stock outstanding on that date.

                                       Amount of Shares              Percent of
Name of Beneficial Owner            Beneficially Owned (1)             Class
------------------------            ----------------------           ----------
Paula A. Bauer.....................          3,052(2)                      *
Karen L. Branding..................          3,210(2)                      *
Milton R. Brown....................         30,542(2)(3)(4)(5)             *
Richard C. Dell....................         14,053(2)(4)                   *
Paul Donovan.......................          8,510(2)(4)                   *
Kenneth E. Edge....................         77,936(2)(4)(6)(7)             *
Lawrence E. Gloyd..................         30,541(2)(4)(5)                *
John A. Halbrook...................          9,207(2)(4)                   *
Frederick D. Hay...................          7,372(2)(4)                   *
William R. McManaman...............         10,518(2)(4)                   *
Robert J. Meuleman.................        260,108(2)(3)(4)(5)(6)       1.00%
David W. Miles.....................        207,243(2)(4)(6)(7)          0.79%
James S. Waddell...................        116,928(2)(4)(6)(7)             *
Jack D. Ward.......................         14,317(2)(4)                   *
James F. Warsaw....................         75,421(2)(4)(5)(6)             *
Gary L. Watson.....................         23,118(2)(4)(5)                *
All executive officers and
 directors (24 persons)............      1,137,174(2)(3)(4)(5)(6)(7)    4.36%

--------
*The amount shown is less than 1/2% of the outstanding shares of such class.

1. The information contained in this column is based upon information furnished to the Company by the persons named above or obtained from records of the Company. The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein.

2. Includes shares of restricted stock granted by the company as follows:
   Paula A. Bauer--1,504 shares, Karen L. Branding--2,371 shares, Milton R. Brown--388 shares, Richard C. Dell--2,326 shares, Paul Donovan--2,158 shares, Kenneth E. Edge--5,632 shares, Lawrence E. Gloyd--388 shares, John
   A. Halbrook--2,278 shares, Frederick D. Hay--2,353 shares, William R. McManaman--2,191 shares, Robert J. Meuleman--9,386 shares, David W. Miles-- 17,199 shares, James S. Waddell--4,693 shares, Jack D. Ward--474 shares, James F. Warsaw--4,693 shares, Gary L. Watson--388 shares and all executive officers and directors--76,916 shares.

3. Includes shares held individually by certain family members of the directors and officers as follows: Milton R. Brown--1,369 shares, Robert J. Meuleman--23,587 shares, and all executive officers and directors--33,115 shares.

4. Includes shares which such person has a right to acquire within sixty days through the exercise of stock options as follows: Milton R. Brown--8,000 shares, Richard C. Dell--6,500 shares, Paul Donovan--3,750 shares, Kenneth
   E. Edge--40,204 shares, Lawrence E. Gloyd--8,000 shares, John A. Halbrook-- 4,250 shares, Frederick D. Hay--2,000 shares, William R. McManaman--3,500 shares, Robert J. Meuleman--162,130 shares, David W. Miles--1,250 shares, James S. Waddell--65,651 shares, Jack D. Ward--6,500 shares, James F. Warsaw--47,172 shares, Gary L. Watson--8,000 shares and all executive officers and directors--521,963 shares.

5. Includes shares held in trusts of which such persons are trustees having sole voting and investment power as follows: Milton R. Brown--2,973 shares, Lawrence E. Gloyd--6,324 shares, Robert J. Meuleman-- 2,859 shares, James
   F. Warsaw--11,390 shares, Gary L. Watson--703 shares and all executive officers and directors--28,049 shares.

6. Includes shares held in trust with power to vote but without investment authority as follows: Kenneth E. Edge--11,139 shares, Robert J. Meuleman-- 14,537 shares, David W. Miles--61,230 shares, James S. Waddell--5,437 shares, James F. Warsaw--2,560 shares and all executive officers and directors--130,487 shares.

7. Includes shares held in joint tenancy with the spouses of certain of the directors and executive officers as to which voting and investment power is shared as follows: Kenneth E. Edge--20,897 shares, David W. Miles--127,564 shares, James S. Waddell--4,500 shares, and all executive officers and directors--168,218 shares.

Section 16 (a) Beneficial Ownership Reporting Compliance

   Pursuant to Section 16 of the Exchange Act, the Company's officers, directors and holders of more than ten percent of the Company's Capital Stock are required to file reports of their trading in equity securities of the Company with the Commission, the Company and the NASDAQ Stock Market. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 2000 all filing requirements applicable to its officers, directors and more than ten percent shareholders were complied with except that Robert J. Meuleman had one unfiled transaction from March 2000 which has subsequently been reported.

Beneficial Ownership by Certain Persons

   The following table lists the beneficial ownership of the Company's common stock with respect to all persons, other than those listed above, known to the Company as of February 1, 2001 to be the beneficial owner of more than five percent of such common stock.

                                                  Amount and Nature of
                                                  Beneficial Interest   Percent
Name and Address of Beneficial Owner                      (1)           of Class
------------------------------------              --------------------  --------
AMCORE Investment Group, N.A. ...................      2,068,743(2)(3)    7.93%
501 Seventh Street, Rockford, IL 61104

--------
1. The information contained in this column is based upon information furnished to the Company by the persons named above or obtained from records of the Company.

2. Includes 2,068,743 shares held by nominees acting on behalf of AMCORE Investment Group, N.A. Excludes 954,285 shares held as trustee of various trusts over which AMCORE Investment Group, N.A. has neither voting nor investment power, and as to which beneficial ownership is disclaimed on these shares. The nature of beneficial ownership for the shares shown in this column is as follows: sole voting power-- 1,840,326 shares, no voting power--228,417 shares, sole investment power--1,648,226 shares, shared investment power--407,524 shares and no investment power--12,993 shares.

3. Although there is no affirmative duty or obligation to do so, it is the general practice of AMCORE Investment Group, N.A. to solicit the direction of trust beneficiaries or grantors with regard to the voting of shares held in trust on all issues which are subject to vote by proxy. The shares are then voted as directed by the trust beneficiary or grantor. If no direction is received, the shares are not voted.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's chief executive officer and each of the Company's four other most highly compensated executive officers based on salary and short-term incentive bonus earned during the year ended December 31, 2000:

                                                               Long Term Compensation
                                                           ------------------------------
                                Annual Compensation               Awards         Payouts
                         --------------------------------- --------------------- --------
                                                   Other
                                                  Annual   Restricted Securities   LTIP   All Other
Name and Principal                       Bonus    Compen-    Stock    Underlying Payouts   Compen-
Position                 Year Salary(1)  (1)(2)  sation(3) Awards(4)  Options(#)   (5)    sation(6)
------------------       ---- --------- -------- --------- ---------- ---------- -------- ---------
Robert J. Meuleman.....  2000 $380,000  $186,875  $6,385    $98,505     35,000   $279,733 $301,410
 Chairman of the Board   1999  380,000   127,464   5,770        --      40,079    225,407  255,621
 & Chief Executive
 Officer                 1998  360,000    90,146   8,622        --      18,000    183,099  210,638

Kenneth E. Edge........  2000  260,000    85,150     297     59,108     20,000    134,195   53,793
 President & Chief       1999  260,000    59,186     335        --      24,756     68,713   51,462
 Operating Officer       1998  230,000    51,479     394        --      21,448     50,138   26,457

James S. Waddell.......  2000  230,000    56,494     683     49,253     17,000    124,820   69,445
 Executive Vice
 President &             1999  230,000    54,519     437        --      17,000    105,285   68,664
 Chief Administrative
 Officer                 1998  215,000    46,451     613        --      22,401     84,251   55,367

James F. Warsaw........  2000  230,000    56,494     168     49,253     22,613     68,114   44,501
 President & Chief
 Operating               1999  185,000    57,451     176        --      24,965     58,349   22,892
 Officer, AMCORE Bank,
 N.A.                    1998  172,500    36,078      53        --      16,094      9,155   18,226

David W. Miles.........  2000  212,647   200,550     473     50,248     17,000        --    41,858
 President & Chief
 Executive               1999  158,078   166,984     --         --       5,000        --     9,268
 Officer of AMCORE       1998  150,000   163,060     --         --         --         --    22,072
 Investment Group, N.A.

--------
1. Compensation deferred pursuant to the Company's deferred compensation plan is included in Salary and Bonus totals.
2. Reflects short-term incentive bonus, profit sharing and other bonuses earned during the current year.
3. These amounts represent reimbursements during the year for taxes.
4. Includes value of restricted stock based on closing stock price on date of grant. At December 31, 2000, aggregate restricted stock holdings based on the closing stock price were as follows: Meuleman--4,378 shares totaling $90,572, Edge--2,627 shares totaling $54,347, Waddell--2,189 shares totaling $45,286, Warsaw--2,189 shares totaling $45,286, and Miles--2,489 shares totaling $51,492.
5. Reflects long term incentive plan payouts earned during the year and dividend equivalent payments made on all outstanding Performance Units.

6. Amounts shown for 2000 consist of the following:

                                              AMCORE        Company's
                            Imputed income   Financial   contributions to Total other
                            life insurance Security Plan retirement plans Compensation
                            -------------- ------------- ---------------- ------------
   Robert J. Meuleman......     $2,800        $11,900        $286,710       $301,410
   Kenneth E. Edge.........      1,800         11,900          40,093         53,793
   James S. Waddell........      2,000         11,900          55,545         69,445
   James F. Warsaw.........      1,175         11,900          31,426         44,501
   David W. Miles..........        449         11,900          29,509         41,858

  Prior year reported amounts include contributions to the security plan, top hat plan, above market interest on deferred compensation, life insurance imputed income and the value of life insurance premiums. The value of life insurance for Messrs. Meuleman, Edge and Waddell include the value of premiums advanced by the Company under a split-dollar life insurance agreement with the Company. For further discussion of these agreements, see "Employee Agreements" on page eight.

Option Grants


                                                                                Potential Net
                                                                             Realizable Value at
                                                                                   Assumed
                                                                               Annual Rates of
                                                                                 Stock Price
                                                                              Appreciation for
                                          Individual Grants                    Option Term (1)
                         --------------------------------------------------- -------------------
                           Number of    Percent of
                          Securities   Total Options
                          Underlying    Granted to     Exercise
                            Options    Employees in   Price Per   Expiration
Name                     Granted(2)(3)  Fiscal Year  Share (2)(3)    Date       5%       10%
----                     ------------- ------------- ------------ ---------- -------- ----------
Robert J. Meuleman......    35,000          9.3%       $19.2815    5/9/2010  $424,411 $1,075,541
Kenneth E. Edge.........    20,000          5.3         19.2815    5/9/2010   242,521    614,595
James S. Waddell........    17,000          4.5         19.2815    5/9/2010   206,143    522,406
James F. Warsaw.........    17,000          4.5         19.2815    5/9/2010   206,143    522,406
David W. Miles..........    17,000          4.5         19.2815    5/9/2010   206,143    522,406
   The following table provides information related to options granted to the named executive officers during 2000.


Reload Options (4)
------------------
James F. Warsaw.........     5,613          N/A          20.719   5/18/2004    25,062     53,973

--------
1. Values are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions and the optionholders' continued employment.
2. Reflects options granted on May 9, 2000 to acquire shares of Common Stock pursuant to the 2000 Stock Incentive Plan.
3. Options granted pursuant to the 2000 Stock Incentive Plan have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant. Options generally become fully exercisable in four years (25% per year) following the date of grant and remain exercisable until ten years from the date of the grant unless the optionee ceases to be an employee of the Company or its subsidiaries. The option exercise price may be paid in cash, shares of Common Stock having a fair market value equal to the exercise price, stock withholding or any combination of the above.
4. Reload options, when granted, have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the exercise of the option that created the reload. Reload options become exercisable immediately and remain exercisable until the expiration date of the original grant unless the optionee ceases to be an employee of the Company or its subsidiaries. The option exercise price may be paid in cash, shares of Common Stock having a fair market value equal to the exercise price, stock withholding or any combination of the above.

Option Exercises and Year-End Holdings

   The following table sets forth information with respect to the named executives concerning the exercise of options during the last year and unexercised options held as of December 31, 2000.

                                                Number of Securities      Value of Unexercised
                          Number of            Underlying Unexercised         In-the-Money
                           Shares              Options at Year End (1)   Options at Year End (2)
                         Acquired on  Value   ------------------------- -------------------------
Name                      Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Robert J. Meuleman......      --      $  --     162,130      70,250      $784,406      $49,227
Kenneth E. Edge.........      --         --      40,204      41,000        38,820       28,130
James S. Waddell........      --         --      65,651      35,750       260,459       23,910
James F. Warsaw.........    7,500     57,893     47,172      33,750        76,555       23,910
David W. Miles..........      --         --       1,250      20,750           --        23,910

--------
1. Options granted to acquire shares of Common Stock pursuant to various stock incentive plans.

2. The amounts shown reflect the value of unexercised options calculated by determining the difference between the closing price of the Company's Common Stock on the last day of the year ($20.688) and the applicable exercise price of such options.

Employee Agreements

   The Company has entered into individual Transitional Compensation Agreements with current executive officers, including Messrs. Robert J. Meuleman, Kenneth E. Edge, James S. Waddell and one other individual. If, during the three-year period following a change of control of the Company (as defined in the agreements), the executive officer's employment is ended through (1) termination by the Company without cause (as defined in the agreements) or (2) termination by the executive officer for good reason (as defined in the agreements) based upon a breach of the agreement by the Company or a significant adverse change in the executive officer's responsibilities, compensation or benefits, then a termination payment will be made to the executive. The agreements provide that such payment will equal three times the sum of the executive's then current annual salary and annual bonus. In addition, the agreements provide that, if any portion of the termination payment is subject to an excise tax as an excess parachute payment, as defined in the Internal Revenue Code Section 4999, the Company shall pay the executive the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Additional provisions provide for the continuation, for three years after termination, of welfare and other benefits to the executive and his family unless termination is for cause. Upon a change of control of the Company, the executive is entitled to a lump sum cash payment equivalent to the present value of the projected benefits under certain supplemental retirement plans.

   The Company also entered into Transitional Compensation Agreements with Messrs. David W. Miles, James F. Warsaw and seven other executive officers. These agreements provide that if such executive's employment is terminated within one year after a change in control of the Company either (i) by the Company other than for "cause" or other than as a consequence of disability or retirement (all as defined in such agreements) or (ii) by such executive for reasons relating to a diminution of responsibilities, compensation or benefits or relocation requiring a change in residence or a significant increase in travel, he will receive: (a) lump sum payment equal to his monthly salary in effect at the date of termination for a period of time determined pursuant to each agreement based upon his salary, years of service and age at the time of his termination, and a prorata portion of his annual bonus; (b) life, disability, accident and health insurance as provided in the Company's insurance programs for a period of 24 or 36 months after termination of employment; and (c) certain perquisites and outplacement services. The agreements provide for a commensurate reduction in the amount of cash payments to be made to an executive under the agreement in the event that the payments fail to be deductible by the Company as a result of Section 280G of the Internal Revenue Code of 1986, as amended. If these severance agreements had become operative in December 2000, the maximum number of monthly payments payable to the following individuals (subject to reduction as described in the previous sentence) would have been approximately: David W. Miles, 25 months and James F. Warsaw, 23 months.

   On August 10, 1998, the Company entered into Endorsement Split Dollar Insurance Agreements with Messrs. Meuleman, Edge, Waddell, and one other executive, replacing prior agreements. The Company purchased split-dollar and/or bank-owned life insurance policies for the named executives pursuant to each Agreement in conjunction with the Supplemental Executive Retirement Plan. The Company may terminate any such Agreement and receive its interest in the life insurance policy under certain conditions, including termination of employment (other than due to death, disability or retirement, unless such terminated employee becomes affiliated with a competitor following any such termination due to disability or retirement), provided the Company may not terminate any of the Agreements if such termination of employment or affiliation occurs after a "change in control" of the Company.

   The Company has also adopted a non-qualified, unfunded supplemental pension program for Messrs. Meuleman, Edge, Waddell, and one other executive (the "Supplemental Executive Retirement Plan" (SERP)), which provides retirement benefits in excess of the maximum benefit accruals for qualified plans which are permitted under the Code. The benefits under the SERP are provided by the Company on a non-contributory basis. The Company has not funded these supplemental retirement benefits other than accruing a liability in the amount of the actuarially determined present value of the retirement benefits.

   A participant's annual retirement benefits payable under the SERP are based upon three percent of such participant's final base salary times number of years of service and shall not exceed 70% of a participant's final base salary and shall be no less than 45% of a participant's final base salary. The benefits payable shall be reduced by any other AMCORE provided benefits and also reduced by 50% of applicable Social Security benefits. The benefits shall be payable in the form of installment payments for the remainder of the participant's life, but in no event less than ten years, with payment continuing to the participant's designated beneficiary for the remaining period of such ten years in the event of the participant's death after payments have commenced but prior to the expiration of the ten-year period.

   The Company provides a deferred compensation plan (entitled "AMCORE Financial, Inc. Deferred Compensation Plan") for senior executive officers. This plan provides the opportunity to defer salary and bonuses and provides for supplemental contributions intended to maintain certain levels of retirement benefits and maximize the effectiveness and flexibility of compensation arrangements for participants in the AMCORE Financial Security Plan (Security Plan). This is accomplished by crediting each participating executive with contributions that would be made to the Security Plan, but for certain limitations imposed by the Internal Revenue Code.

   In August 1997, the Company adopted a Transitional Compensation policy (Policy) to provide severance pay for substantially all of the Company's employees whose employment is terminated within one year following a change in control (as defined in the Policy). The Policy provides for semi-monthly payments, depending on employment status, equal to such employee's current weekly or monthly salary for a period of time determined pursuant to the Policy based upon his or her salary, years of service and age.

Compensation Committee Interlocks and Insider Participation

   There were no known compensation committee interlocks as of the date of this Proxy Statement.

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors reviews the Company's compensation and benefit policies, including individual salaries of the executive officers, and submits recommendations to the Board of Directors.

   During 1999, the Compensation Committee, with the assistance of an outside compensation consulting firm, completed an extensive review of AMCORE's executive total compensation offerings to ensure such offerings are market-competitive, attractive to AMCORE's executives and supportive of the Company's short- and long-term goals. With the exception of a change to AMCORE's long-term incentive plan implemented during 1999, all other changes to the executive compensation program were effective in 2000.

   AMCORE believes that base compensation should be competitive in the marketplace, but that incentive opportunities should increase the amount of compensation available to key personnel. Incentive opportunities should be tied directly to Company performance using quantitative measures designed to enhance short and long term shareholder value.

   It is the philosophy of management, supported by the Compensation Committee, that senior management cash compensation (base pay plus annual incentive) should be at or near the median for similar positions in the industry, and that incentives for meeting long-term business objectives should provide the opportunity for total rewards to reach the 75th percentile and beyond based on performance relative to industry and peer applicable comparisons.

 Executive Officer Compensation

   Consistent with this philosophy, the Compensation Committee has established a compensation program consisting of an annual base salary and the opportunity to earn incentive compensation competitive with comparable external pay levels and tied directly to performance of the Company, personal performance and increases in stockholder value. The Company's executive officer compensation program in 2000 consisted of the following components:

  . Base Salary

  . Short-Term Incentive Plan

  . Intermediate-Term Incentive Plan

  . Long-Term Incentive Plan

 Base Salary

   The Compensation Committee, working with the compensation consulting firm, determines a range for the executive officers' base salaries in order to be competitive and consistent with amounts paid to executives performing similar functions in comparable companies. The amount of each executive's base salary is set within the range based upon performance of the Company, performance of particular business units, the personal performance of such executive officers, market base salary increases and such other factors as the Compensation Committee and the Board of Directors deem appropriate.

 Short-Term Incentive

   Annual incentive amounts are payable contingent upon the attainment of financial targets which are established at the beginning of the year based upon peer group earnings and return on equity, and, where appropriate, attainment of earnings goals of the affiliate or operating unit(s) for which the executive has responsibility. The targets may be adjusted from time to time to take into account unforeseen or extraordinary events. Generally, if certain minimum financial results are not achieved, no annual incentive will be paid. The opportunity under the annual incentive plan is expressed as a maximum opportunity percentage tied to the participant's base salary. The plan has a threshold at 80% of target performance and a maximum at 120% of target performance. At 90% of target performance, 42% of the maximum incentive is paid. At 100% of target performance, 67% of the maximum incentive is paid. At 120% of target performance, 100% of the maximum incentive is paid. For the executive officers, the maximum incentive opportunities range from 30% to 90% of the respective base pay. At target incentive performance, the incentive opportunities range from 20% to 60% of the respective base salary.

   In 2000, the earnings objective was $48.2 million and 14.53% return on equity, whereas affiliate earnings goals varied by company. In 2000, the total short-term incentive payouts to the executive officers were approximately 82% of the target incentive levels established under the plan.

   Beginning in 2000, the Compensation Committee increased the target incentive opportunity for the senior executive team over a three-year period to express the target opportunity as a percentage of actual base salary instead of a percentage of base salary range midpoint. This increase in the targets reflects the opportunities available to comparable positions of peer organizations, the elimination of executive management participation in the cash profit sharing plan and the elimination of the intermediate incentive plan, which is discussed below. Also in 1999, the Committee decided to pro-rate the 1999 restructuring charge as it relates to the annual incentive plan and the intermediate incentive plan over a three-year period. The Committee felt that the restructuring charge related to the consolidation of AMCORE's bank charters into one charter will have a significant positive impact on AMCORE in the future and that the related negative impact on the annual incentive plan and intermediate incentive plan should be amortized against the benefits and should not be entirely realized in 1999.

 Intermediate-Term Incentive

   Prior to 1999, the intermediate-term incentive component of each executive officer's compensation was based upon the award of performance units which provide for cash or stock payouts, or a combination thereof, based upon the achievement of targeted average consolidated returns on stockholders' equity
(ROE) by the Company over a three-year performance period. The holders are also entitled to dividend equivalent payments on these performance units. Each performance unit shall be of no value unless at least the minimum performance level of 13.5% ROE is achieved. If the Company achieves an average ROE in excess of the minimum performance level set forth above, each performance unit shall have the following values: $4.45 per unit for Threshold performance; $6.67 per unit for Target performance; and $11.11 per unit for Outstanding performance. Average return on equity in excess of 13% but less than 14% was obtained for the 1998 units expiring in 2000. Therefore, payouts of $832,456 were made in January 2001 pursuant to these units.

   In 1999, the Compensation Committee decided that this plan diluted management's focus and decided to stop granting performance units after 1999 and replace the opportunity with higher annual incentive opportunities, larger stock option grants and moderate restricted stock grants. If performance threshold are met or exceeded, the performance unit grants made in 1999 will be cashed out in 2001.

 Long-Term Incentive

   The long-term incentive component of each executive officer's compensation involves the award of restricted stock and stock options pursuant to the 1992, 1995 and 2000 Stock Incentive Plans. Long-term incentives are provided to award executives for achieving long-term strategic goals and to provide a balance against overemphasis on short-term results. Through stock ownership, executives' long-term incentives are tied to stockholder value.

   The Compensation Committee recommended annual stock option grant targets for AMCORE's top five executives that have an approximate present value of 70% to 85% of base salary. (This estimate was derived using the Black-Scholes valuation methodology.) This enhanced earnings opportunity reflects AMCORE's shift toward a longer term value creation focus and the elimination of the Intermediate-Term Plan effective January 1, 2000.

 Chief Executive Officer Compensation

   The compensation package for Mr. Robert J. Meuleman, who was the Chief Executive Officer of the Company during 2000, was determined in the same manner as for all other executive officers, except that Mr. Meuleman's short-term incentive was based 100% on the Company's total performance without reference to any particular business unit of the Company or personal objectives. For this purpose, Company performance was measured by comparing the consolidated operating earnings of the Company to earnings goals established by the Compensation Committee. Consolidated operating earnings were $43.0 million in 2000 and represented 89% of the earnings goal of $48.2 million and consolidated return on equity was 14.89% and represented 102% of the return on equity goal of 14.53%. This translated to a payout of 82% of the target incentive opportunity.

   Mr. Meuleman's base salary in 2000 was $380,000, which was in the first, or lowest, quartile of his salary range; his short-term incentive bonus was $186,675, a payout of 82% of the target incentive, for a combined total cash compensation of $566,675. During 1999, Mr. Meuleman earned a base salary of $380,000 and short-term incentive bonus of $124,264 for a total of $504,264.

   The Compensation Committee believes that the executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in increasing stockholder value.

                                          Paul Donovan, Chairman
                                          Karen L. Branding
                                          Richard C. Dell
                                          Lawrence E. Gloyd
                                          Frederick D. Hay
                                          Kenneth E. Edge, ex-officio member
                                          Robert J. Meuleman, ex-officio
                                           member

Report of the Audit Committee

   The Board of Directors adopted a written Audit Committee Charter, which is included as Appendix B to this Proxy Statement. In addition, a self-assessment of Audit Committee independence was performed and all members of the committee were deemed "independent" as defined by NASDAQ.

   The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with management and the Company's independent auditors (KPMG LLP). The committee has also received and discussed a report from KPMG LLP containing the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has also reviewed a report and discussed with KPMG LLP, their independence as required by Independence Standard No. 1, as amended, by the Independence Standards Board.

   Based upon the foregoing reviews and discussions with management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Jack D. Ward, Chairman
                                          Milton R. Brown
                                          John A. Halbrook
                                          William R. McManaman
                                          Gary L. Watson

Fees Paid to Independent Auditors

     KPMG LLP fees billed for professional services rendered for the audit of AMCORE's annual financial statements for the most recent fiscal year and for other services for the most recent fiscal year were: Audit--$290,700; and Other--$183,000 which includes audit related--$15,800 and all other non-audit-- $167,200.

                              COMPANY PERFORMANCE

   The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total returns on the NASDAQ Stock Market Index and a selected peer group index. Cumulative total returns have been measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

   Beginning in 2000, the Company's Compensation Committee modified the short term incentive for executive officers to reflect opportunities available to comparable positions of peer organizations. A peer group of fourteen banks with similar revenue characteristics, including income from fiduciary activities, and located in one of the ten North Central states was selected and consists of the following companies:

  1st Source (SRCE), Chemical Financial Corp. (CHFC), Citizens Banking Corp.
  (CBCF), Community First Bankshares, Inc. (CFBX), First Financial Bancorp
  (FFBC), First Midwest Bancorp (FMBI), Firstmerit Corp. (FMER), Fulton Financial Corp (FULT), Old National Bancorp (OLDB), One Valley Bancorp, Inc. (OV), Park National Corp. (PRK), Provident Financial Group, Inc.
  (PFGI), Susquehanna Bancshares, Inc. (SUSQ), USBancorp, Inc. (UBAN).

   Comparison of the yearly percentage change in the cumulative shareholder return with this peer group was determined to be more representative due primarily to similar revenue profiles and geographic markets and the use of this group for evaluating financial performance for incentive purposes.

                Comparison of Five Year Cumulative Total Return
     (AMCORE Financial, Inc., NASDAQ Stock Market Index, Bank Peer Group)

                       [GRAPHIC]


                           AMCORE           NASDAQ Stock          Peer Group
                           -------          ------------          ----------
December 31, 1995          100.000             100.000              100.000
December 31, 1996          136.197             123.036              127.957
December 31, 1997          196.295             150.693              198.204
December 31, 1998          182.873             212.509              190.771
December 31, 1999          196.499             394.921              170.856
December 31, 2000          175.058             237.618              190.726


NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The index level for all series was set to 100.0 as of December 31, 1995.

                         TRANSACTIONS WITH MANAGEMENT

   Directors and principal officers of the Company and their associates were customers of, and had transactions with, the Company's subsidiaries in the ordinary course of business during 2000. Comparable transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit, and depository relationships in the ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons, and, in the opinion of management of the Company, did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2000, various directors and officers of the Company were indebted to the Company's subsidiaries in the amount of approximately $3.30 million. This amount represents 0.13 percent of the Company's subsidiaries' outstanding loans and 1.08 percent of the Company's stockholders' equity as of that date. The maximum aggregate amount of their indebtedness to the Company's subsidiaries during 2000 was $5.66 million. As of December 31, 2000, associates of directors and officers of the Company were indebted in the amount of $72,000 to the Company's subsidiaries. Further, the Company's subsidiaries have additional committed, but unfunded, lines of credit of $6.8 million to associates of directors and officers of the Company. The maximum aggregate amount of such associates' indebtedness to the Company's subsidiaries during 2000 was $1.2 million.

   The Board of Directors, on February 22, 1984, authorized the Executive Committee to negotiate such agreements as may be necessary to accomplish stock redemptions pursuant to Section 303 of the Internal Revenue Code to pay death taxes of certain stockholders. Such redemptions will be conditioned upon any requisite bank regulatory agency or debt covenant approvals. Bank holding companies, such as the Company, are required to notify the Federal Reserve Board prior to paying 10% or more of consolidated net worth to redeem shares over a twelve-month period.

                  ITEM 2--APPOINTMENT OF INDEPENDENT AUDITORS

   KPMG LLP has been appointed to serve as the independent auditors for the Company and subsidiaries for the fiscal year ending December 31, 2001. This appointment is being submitted to the stockholders for ratification. Representatives of the firm are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to have the opportunity to make any statements they consider appropriate. In the event the stockholders do not ratify the appointment of KPMG LLP, the selection of independent auditors will be determined by the Audit Committee and the Board of Directors after careful consideration of all information submitted by the stockholders.

   Accounting services rendered by KPMG LLP during 2000 included the examination of the annual consolidated financial statements, review of unaudited quarterly statements, assistance with Securities and Exchange Commission filings, legally required special audits of subsidiaries, and consultations in connection with various tax and accounting-related matters.

   During 2000, the Board of Directors reviewed and approved in advance or ratified the scope of all of KPMG LLP's professional services rendered to the Company and related entities.

   The Board of Directors unanimously recommends a vote FOR ratification of KPMG LLP as independent auditors for the year 2001.

ITEM 3--APPROVAL OF THE AMCORE FINANCIAL, INC. 2001 STOCK OPTION PLAN FOR NON-
                              EMPLOYEE DIRECTORS

   On February 14, 2001, the Board of Directors adopted the AMCORE Financial, Inc. 2001 Stock Option Plan for Non-Employee Directors (the "Plan"), subject to stockholder approval. The purpose of the Plan is to encourage ownership of stock of the Company by non-employee directors of the Company and certain of its subsidiaries, as may be selected by the Committee (as defined below) and to provide additional incentive for them to promote the success of the business of the Company. There are eleven non-employee directors of the Company currently eligible to receive awards under the Plan. The Plan will become effective immediately upon approval by the stockholders and, if approved, will continue in effect until all awards under the Plan have been satisfied by the issuance of shares, but no award shall be granted more than ten years after the date the Plan is adopted. The summary of the Plan that follows is qualified in its entirety by reference to the complete text of the Plan as set forth in Exhibit A attached hereto.

Principal Features of the Plan

   The total number of shares of Common Stock that may be subject to options issued pursuant to the Plan is 300,000. This number and the terms of outstanding options are subject to adjustment in the event of reorganization, merger, consolidation, re-capitalization, combination or exchange of shares, stock dividends, stock splits, or other similar events. The Plan will have a ten-year term.

   The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") who will be authorized to interpret the Plan but will have no authority or discretion to determine the Non-Employee Directors (as defined below) of the Company to be granted stock options, the times at which such stock options shall be granted, the number of shares subject to any stock option, the price of any stock option or the period during which any stock option shall become exercisable, except in connection with a Change in Control. All such matters are fixed and determinable according to the provisions of the Plan applicable thereto. The Board of Directors and the Committee shall have the authority to revise, amend or terminate the Plan; provided, however, that no such revision or amendment shall without stockholder approval, increase the total number of shares reserved for the Plan, change the selection or eligibility of directors to receive stock options or extend the period during which any stock option may be granted or exercised.

   Directors of the Company and certain of its subsidiaries ("Eligible Non-Employee Directors") not employed by the Company or any of its subsidiaries in another capacity are eligible to receive awards under the Plan. The Committee has the power to select from time to time which subsidiaries of the Company shall participate in the Plan (each a "Participating Subsidiary"). Each Eligible Non-Employee Director of the Company shall automatically receive, as of the date of each annual meeting of stockholders, beginning with this Annual Meeting, a non-qualified option to purchase up to 2,000 shares of the Company's Common Stock. Eligible Non-Employee Directors of the Participating Subsidiaries selected by the Committee from time to time shall receive, as of the date of each annual meeting of stockholders, beginning with this Annual Meeting, a non-qualified option to purchase 500 shares of the Company's Common Stock.

   Each option granted under the Plan will have a ten-year term and will generally become exercisable twelve months after the grant date, at an option exercise price equal to 100 percent of the fair market value of the shares on the grant date. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price or in a combination thereof. Options may, unless otherwise determined by the Committee, be exercised through successive transfers of newly issued shares of common stock to the Company in a pyramiding method of exercise.

   Stock options awarded under the Plan are not transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relation order or as otherwise determined by the Committee. During the participant's lifetime, stock options can be exercised only by the participant or his or her guardian or legal representative.

Change in Control of the Company

   In the event of a "Change in Control" of the Company, unless otherwise determined by the Committee or the Board of Directors prior to the occurrence of such "Change in Control," any stock options awarded under the Plan not previously exercisable and vested shall immediately become fully exercisable and vested.

   Generally, a "Change in Control" is defined under the Plan as: (i) the acquisition by any person or group of 30% or more of the combined voting power of the Company's then outstanding securities; (ii) the removal, by election or any other means, of a majority of the members of the Board of Directors in any period of two consecutive years; or (iii) stockholder approval of a (a) merger of the Company with any other corporation, other than a merger whereby the voting securities of the Company outstanding immediately prior to the merger would represent at least 66 2/3% of the combined voting power of the voting securities of the surviving entity immediately after such merger; (b) plan of complete liquidation of the Company; or (c) sale of all or substantially all of the Company's assets.

Certain Federal Income Tax Consequences

   The stock options granted pursuant to the Plan shall be options not intended to qualify under Section 422 of the Internal Revenue Code.

   Under current law, the federal law, the federal income tax consequences to Eligible Non-Employee Directors and the Company under the Plan should generally be as follows: A director to whom a non-qualified stock option is granted will not recognize income at the time of grant of such option. When a director exercises the stock option, the director will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value, as of the date of option exercise, of the shares the director receives. The tax basis of such shares to the director will equal the exercise price paid plus the amount includable in the director's gross income as compensation, and the director's holding period for such shares will commence on the day on which the director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Internal revenue Code of 1986, as amended, and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the director as described above.

   The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on Federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

Approval of Stockholders

   The adoption of the Plan is contingent upon approval by the stockholders of the Company. If the Plan is not adopted by the stockholders at this meeting, the Plan shall be null and void. At February 1, 2001, the average price of the high bid and low asked prices of the Common Stock in the over-the-counter market, as reported by NASDAQ, was $19.97. At that date, options for 1,000 shares of Common Stock would have been issuable to each of the Eligible Non-Employee Directors had the Plan been in effect on such date.

                               NEW PLAN BENEFITS
               2001 Stock Option Plan for Non-Employee Directors

Name and Position                                            Number of Units (1)
-----------------                                            -------------------
Executive Group.............................................            0
Non-Executive Director Group................................       11,000
Non-Executive Officer Employee Group........................            0

--------
(1) Represents a non-qualified stock option grant, to be made as of the date of the annual meeting of Stockholders under the Plan at an exercise price to equal the fair market value of the Company's Common Stock on the date of grant. This grant becomes exercisable twelve months after the grant date. This option grant is subject to the stockholders' approval of the Plan.

   The Board of Directors recommends a vote FOR approval of the AMCORE Financial, Inc. 2001 Stock Option Plan for Non-Employee Directors.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

Nominations for the Board of Directors

   The Company's Bylaws provide that the notice of proposed stockholder nominations for the election of directors must be timely and given to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting. The date of an annual meeting of stockholders may be obtained from the Secretary of the Company when determined by the Board of Directors.

   Notice to the Company from a stockholder who proposes to nominate a person at the meeting for election as a director must contain certain information about that person, including age, business and residence addresses and principal occupation, the class and number of shares of the Company's stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies to nominate that person. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the chairman of the meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

Other Proposals

   Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting, they must be received by the Company no later than November 30, 2001. Such proposals should be directed to AMCORE Financial, Inc., Attention: Corporate Secretary, 501 Seventh Street, Rockford, Illinois 61104.

                                          By order of the Board of Directors,

                                               /s/ James S. Waddell

                                              James S. Waddell
                                                  Secretary

                                                                     APPENDIX A

                            AMCORE FINANCIAL, INC.

                            2001 STOCK OPTION PLAN

                          FOR NON-EMPLOYEE DIRECTORS

Section 1. General Purpose of Plan; Definitions.

   The name of this plan is the AMCORE Financial Inc. 2001 Stock Option Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to enable AMCORE Financial, Inc. (the "Company") to compensate non-employee members of the Board of Directors of the Company and its Participating Subsidiaries and to provide additional incentives to such members, which incentives are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. The Plan was adopted by the Board on February 14, 2001, subject to the approval of the Company stockholders at the annual meeting on May 1, 2001.

   For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Board" means the Board of Directors of the Company and/or the Board of Directors of any Participating Subsidiary as the context requires.

     (b) "Change in Control" means a transaction whereby (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of the Company and any new director (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this definition) whose election by the Board of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) a plan of complete liquidation of the Company or (iii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     (d) "Committee" means the Compensation and Benefits Committee of the Board of the Company, or any other committee the Board of the Company may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in
  Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the committee specified in the Plan shall be exercised by the Board of the Company.

     (e) "Company" means AMCORE Financial, Inc., a corporation organized under the laws of the State of Nevada (or any successor corporation).

     (f) "Disability" means permanent and total disability as determined under the Company's disability program or policy.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

     (h) "Fair Market Value" means the average of the reported closing bid and asked prices, as reported on the principal national securities exchange on which the Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Stock is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Stock selected for such purpose by the Board or a committee thereof, or, if the Stock is not publicly traded, the fair market value of the Stock as determined in good faith by the Committee.

     (i) "Nonqualified Stock Option" means any Stock Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

     (j) "Participating Subsidiary" means any subsidiary or other affiliate of AMCORE Financial, Inc. which the Committee has determined from time to time, in its sole discretion, is and continues to be eligible to participate in the Plan.

     (k) "Stock" means the common stock, $.22 par value, of the Company.

     (l) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

Section 2. Administration.

   The Plan shall be administered by a committee of two or more members of the Board of the Company (the "Committee"), who shall be selected by such Board and who shall not have received, within the one-year period prior to service on the Committee, a discretionary grant or award under any stock option plan maintained by the Company.

   The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable and to make all other determinations necessary or advisable for the administration of the Plan.

   All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the directors who participate in the Plan.

Section 3. Stock Subject to Plan.

   The total number of shares of Stock reserved and available for issuance under the Plan shall be 300,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Stock subject to an option which for any reason expires or is terminated unexercised shall again be available under the Plan.

   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in
(i) the aggregate number of shares reserved for issuance under the Plan and
(ii) the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Committee, provided that the number of shares subject to any award shall always be a whole number.

Section 4. Eligibility.

   Each non-employee member of the Board of the Company and each Participating Subsidiary shall receive Stock Options in accordance with the provisions of
Section 5.

Section 5. Stock Options.

   Recipients of Stock Options shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

   The Stock Options granted under the Plan are Non-Qualified Stock Options.

   Stock Options granted under the Plan shall be subject to the following terms and conditions:

     (a) Grant. On the day of the 2001 annual stockholders' meeting of the Company, and each annual stockholders' meeting of the Company thereafter during the term of the Plan, (i) each non-employee member of the Board of the Company shall be granted a Non-Qualified Stock Option to purchase up to 2,000 shares of Stock and (2) each non-employee member of the Board of each Participating Subsidiary selected by the Committee from time to time shall be granted a Non-Qualified Stock Option to purchase 500 shares of Stock. The aggregate number of shares of Stock that may be granted to non-employee members of the Board of the Company and each of its Participating Subsidiaries pursuant to the Plan may not exceed 300,000 shares.

     (b) Purchase Price and Exercise Term. The option price per share of Stock purchasable under such Stock Options shall be 100% of the Fair Market Value of the Stock on the date of grant. Subject to Section 7, such options shall become exercisable twelve months following the date of grant by payment in full of the purchase price in cash or Stock at the Fair Market Value of such Stock on the exercise date, or in any combination thereof as determined by the Committee. Subject to Section 5(c) below, such Stock Options shall expire ten (10) years from the date of the grant of such Stock Options.

     (c) Rights upon Termination of Service. In the event that an optionee ceases to be a director on the Board of the Company or any Participating Subsidiary for any reason, any unexercised Stock Option (whether vested or unvested) held by such optionee shall thereafter be exercisable for a period of three years from the time of the termination of the optionee's service on the Board or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (d) Non-Transferability of Options. No Stock Options shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, pursuant to a qualified domestic relation order or as otherwise determined by the Committee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by his or her guardian or legal representative.

Section 6. Unfunded Status of Plan.

   The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to an optionee by the Company, nothing contained herein shall give any such optionee any rights that are greater than those of a general creditor of the Company.

Section 7. Change in Control.

   In the event of a Change in Control, unless otherwise determined by the Committee or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change in Control, any Stock Option awarded under the Plan not previously exercisable shall immediately become fully exercisable and vested.

Section 8. General Restrictions.

   Each Stock Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that: (i) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or federal law; (ii) the consent or approval of any government regulatory body; or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Stock thereunder, such award may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

Section 9. Withholding.

   The Company's obligation to deliver shares of Stock upon the exercise of any Stock Option granted under the Plan shall be subject to applicable Federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Stock Option may be paid in shares of Stock (either through the surrender of previously held shares of Stock or the withholding of shares of Stock otherwise issuable upon the exercise of such award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, that the Committee, in its sole discretion, may disapprove such payment and require that such taxes be paid in cash; and provided further, that the election by a holder, whose transactions in Stock are subject to Section 16(b) of the Exchange Act, to pay in shares of Stock shall be subject to and must comply with Rule 16b-3(e) of the Exchange Act.

Section 10. Indemnification.

   No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11. Amendment.

   The Committee may terminate or amend the Plan or any portion thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act, except that the Committee may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 3 hereof), change the selection or eligibility of directors to receive Stock Options, extend the period during which any Stock Option may be granted or exercised or extend the term of the Plan without stockholder approval as required by Rule 16b-3 of the Exchange Act. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, adversely affect his or her rights under an award previously granted. The Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to
Section 3 above, no such amendment shall adversely affect the rights of any holder without his or her consent. Notwithstanding the foregoing (i) stockholder approval under this Section 11 shall only be required at such time as Rule 16b-3 of the Exchange Act, and as such Rule may be amended from time to time, shall require the approval of the stockholders of the Company of any material amendment to any employee benefit plan of the Company and (ii) the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

Section 12. Separability.

   If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 of the Exchange Act, then such terms or provisions shall be deemed inoperative to the extent that they so conflict with the requirements of said Rule 16b-3.

Section 13. Duration of the Plan.

   The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares, but no award shall be granted more than ten years after the date the Plan is adopted by the Company.

Section 14. Governing Law.

   This Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada.

Section 15. General Provisions.

   (a) Each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares shall include such legends that are appropriate to reflect any restrictions on transfer.

   (b) All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and a legend or legends shall be put on any such certificates to make appropriate reference to such restrictions.

   (c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on such Board.

Section 16. Effective Date of Plan.

   The Plan shall be effective on the date it is adopted by the Board, subject to approval by the Company's stockholders.

                                                                     APPENDIX B

                            AMCORE FINANCIAL, INC.
                            AUDIT COMMITTEE CHARTER

                                 May 17, 2000
                          Revised: November 15, 2000

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial reporting process and systems of internal control of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

   The Audit Committee shall comprise at least three or more directors as determined by the Board, each of whom shall meet the independence and expertise requirements of the NASD or such other regulatory exchanges.

   The Audit Committee shall have the authority, to conduct any investigation appropriate to fulfilling its responsibilities and to retain, at Company expense, special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel, the internal audit firm, or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee shall meet a minimum of three times per year and shall make regular reports to the Board.

   The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Discuss with management and independent auditors significant issues regarding accounting principles, practices and judgements.

     3. Be available (or designate the Chairman of the Audit Committee to be available) at the request of either the independent auditors, management, or the Board, to discuss the Company's quarterly financial results or other items required to be communicated by the independent auditors under SAS No. 61 or SAS No. 90 either before earnings release or before filing as considered appropriate in the circumstances.

     4. Participate in regularly scheduled meetings with management, the internal audit firm and the independent auditors to review the Company's major financial risk exposures (meaning the financial reporting process and the safeguarding of assets) and the steps management has taken to monitor and control such exposures.

     5. Review significant findings reported by the independent auditors and the internal audit firm together with management's response.

     6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     7. Receive and review the appropriate annual engagement letter and approve the fees and other compensation to be paid to the independent auditor.

     8. Review with the independent auditor, prior to the audit, their audit plan.

     9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit. Such review should also include:

       (a) Any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b) Any management letter provided by the auditor and the Company's response to that letter.

       (c) Any changes required in the planned scope of the internal audit.

       (d) The internal audit vendor responsibilities.

       (e) Selection of new or changes to accounting policies or a change in the application of existing accounting policies.

       (f) Significant estimates, judgments and uncertainties in management's preparation of financial statements.

       (g) Unusual transactions.

     10. On an annual basis (or more often if considered necessary), receive from the independent auditor the letter required by Independence Standards Board Statement No. 1 (and any related amendments), and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     11. Report to the Board the committee's evaluation of the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     12. Review the Annual Audit Plan for the internal audit firm and its performance under said plan, and the fees to be paid to said firm. Discuss with the internal audit firm all significant relationships they have with the Company that could impair their objectivity in accordance with Statement on Auditing Standard No. 60. Recommend to the Board retention or replacement of the internal audit firm.

     13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and such other reports as required.

     14. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct as reported to committee by regulatory agencies, external and internal auditors and legal counsel.

     15. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     16. Meet as needed with the chief financial officer, the outsourced internal auditing firm and the independent auditor in executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct. This is the responsibility of the full Board.

Adopted by the Audit Committee on November 15, 2000

        /s/ Jack D. Ward
_____________________________________
            Jack D. Ward,
      Chairman, Audit Committee

Adopted by the Board of Directors of AMCORE Financial, Inc. on November 15,
2000

     /s/ Robert J. Meuleman
_____________________________________
         Robert J. Meuleman,
        Chairman of the Board

                                    AMCORE
                                FINANCIAL, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                             Tuesday, May 1, 2001
                                   6:00 P.M.

                               Coronado Theatre
                             314 North Main Street
                              Rockford, IL 61101








--------------------------------------------------------------------------------


AMCORE
FINANCIAL, INC.
                                                                           proxy
________________________________________________________________________________

Proxy Solicited on Behalf of the Board of Directors of AMCORE Financial, Inc. for the Annual Meeting on May 1, 2001.

The undersigned holder of Common Stock of AMCORE Financial, Inc. hereby appoints Robert J. Meuleman and James S. Waddell or each of them, with full power of substitution, to act as proxy for and to vote the stock of the undersigned at the Annual Meeting of Stockholders of AMCORE Financial, Inc. to be held at Coronado Theatre, 314 North Main Street, Rockford, Illinois at 6:00 p.m., Rockford time, on May 1, 2001 or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.


                             See reverse to vote.

                                                        ------------------------
                                                         COMPANY #
                                                         CONTROL #
                                                        ------------------------
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK * * * EASY * * * IMMEDIATE

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 30, 2001.

 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above.

 . Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/amfi/ - QUICK * * * EASY * * *
IMMEDIATE

 . Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 30, 2001.

 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to AMCORE Financial, Inc., c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.

     If you vote by Phone or Internet, please do not mail your Proxy Card

                            . Please detach here .


                  AMCORE Financial, Inc. 2001 Annual Meeting.

1. Election of directors:  01 Paula A. Bauer        04 Jack D. Ward       [_] Vote FOR             [_] Vote WITHHELD
                           02 Karen L. Branding     05 Gary L. Watson         all nominees             from all nominees
                           03 Paul Donovan                                    (except as marked)


(Instructions: To withhold authority to vote for any indicated nominee,   ----------------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                          ----------------------------------------------

2. Ratification of the appointment of KPMG LLP as independent auditors.   [_] For        [_] Against        [_] Abstain

3. Approval of the AMCORE Financial, Inc. 2001 Stock Option Plan for
   Non-Employee Directors.                                                [_] For        [_] Against        [_] Abstain

Address Change? Mark Box [_]
Indicate changes below:                                                   Date
                                                                               -----------------------------------------


                                                                          ----------------------------------------------


                                                                          ----------------------------------------------
                                                                          Signature(s) in Box
                                                                          Please sign exactly as your name(s) appear on Proxy. If
                                                                          held in joint tenancy, all persons must sign. Trustees,
                                                                          administrators, etc., should include title and authority.
                                                                          Corporations should provide full name of corporation and
                                                                          title of authorized officer signing the proxy.